EXHIBIT 10.2

                             E-TRAVELSERVE.COM, INC.

                               AMENDMENT NO. 3 TO
                      YEAR 2000 STOCK AWARD AND OPTION PLAN

Article 3 of the Year 2000 Stock Award and Option Plan (the "Plan") is hereby amended to read as follows:

3. Shares Available Under the Plan. The stock subject to Options and Stock Awards shall be shares of the Company's Common Stock, .001 par value (the "Common Stock"). The total number of shares of Common Stock available under the Plan shall not exceed in the aggregate 40,000,000 shares, provided, that the class and aggregate number of shares which may be subject to grant hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 11 hereof. Such shares may be treasury shares or authorized but unissued shares. If any outstanding Option or Stock Award expires or is terminated by reason of the death or severance of employment of the optionee or grantee, the shares of Common Stock allocable to the unexercised portion of that Option or the forfeited Stock Award may again be available under the Plan.